Exhibit 32.2
                                  ------------

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Henry P. Herms, the Vice President - Finance and Chief Financial Officer of CopyTele, Inc., hereby certifies that:

          1. The Company's Form 10-Q Quarterly Report for the period ended July 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.   The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.


                                        /s/ Henry P. Herms
                                          ---------------------------------
                                        Henry P. Herms
                                        Vice President - Finance and
September 9, 2009                       Chief Financial Officer